YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

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OSPREY TECHNOLOGY ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/ospreytechnology/sm2021
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD
IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF

OSPREY TECHNOLOGY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey F. Brotman or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of Osprey Technology Acquisition Corp. (“Osprey”) to be held on [●], 2021 at 10:00 a.m., Eastern time, virtually by means of the internet at https://www.cstproxy.com/ospreytechnology/sm2021 and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/ospreytechnology/sm2021, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing 1 (877) 770-3647 (toll-free within the U.S. and Canada) or +1 (312) 780-0854 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is #38458611, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed, on the reverse side)

The notice and proxy statement/consent solicitation statement/prospectus are available at https://www.cstproxy.com/ospreytechnology/sm2021. The proxy statement/consent solicitation statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/consent solicitation statement/prospectus carefully.

PROXY CARD
OSPREY TECHNOLOGY ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.	Please mark your votes like this

(1) The Business Combination Proposal –	FOR	AGAINST	ABSTAIN
To consider and vote upon a proposal to approve	☐	☐	☐
the Agreement and Plan of Merger, dated as

of February 17, 2021 (as it may be amended and/or restated from time to time, the “merger agreement”), by and among Osprey, Osprey Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Osprey (“Merger Sub”), and BlackSky Holdings, Inc., a Delaware corporation (“BlackSky”), pursuant to which Merger Sub will merge with and into BlackSky, with BlackSky being the surviving company and a wholly-owned subsidiary of Osprey (the “merger”) and the transactions contemplated thereby, including the merger (“Proposal No. 1”);

The Amendment Proposals – To consider and vote upon separate proposals to approve the following material differences between the proposed amended and restated certificate of incorporation of Osprey (the “proposed charter”) that will replace Osprey’s existing certificate of incorporation (the “existing charter”) at the effective time and the existing charter:

(2) to increase the number of authorized	FOR	AGAINST	ABSTAIN
shares of capital stock of Osprey and	☐	☐	☐
eliminate the Class B common stock
classification (“Proposal No. 2”);

(3) to require the affirmative vote of a	FOR	AGAINST	ABSTAIN
majority of the entire board of directors and	☐	☐	☐
holders of at least 66 2/3% of the voting
power of all then outstanding voting securities entitled to vote thereon, voting together as a single class, to amend, repeal or modify certain provisions of the proposed charter (“Proposal No. 3”);

(4) to provide that the number of authorized	FOR	AGAINST	ABSTAIN
shares of any series of preferred stock	☐	☐	☐
authorized under the proposed charter may be

increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares of any such series then outstanding) by the adoption of a resolution by the board of directors (“Proposal No. 4”);

(5) to provide for the classification of the	FOR	AGAINST	ABSTAIN
board of directors into three classes of	☐	☐	☐
directors and for the removal of directors

only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of the issued and outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class (“Proposal No. 5”);

(6) conditioned upon the approval of	FOR	AGAINST	ABSTAIN
Proposals No. 2 through 5, a proposal to	☐	☐	☐
approve the proposed charter, which includes
the approval of all other changes in the proposed charter in connection with replacing the existing charter with the proposed charter as of the closing of the merger (“Proposal No. 6”)

(7) The Director Election Proposal – To consider and vote upon a proposal to elect [●] directors, effective immediately upon the closing of the merger, to be allocated by the board of directors into three classes of directors and to serve staggered terms on the Osprey board of directors until the first, second and third annual meetings of stockholders following the date of the filing of the proposed charter, as applicable, and until their respective successors are duly elected and qualified (“Proposal No. 7”);

Nominees:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
(1) Brian O’Toole	☐	☐	☐
(2) Will Porteous
(3) David DiDomenico
(4) Magid Abraham
(5) Timothy Harvey
(6) James Tolonen

To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.

(8) The NYSE Proposal – To consider and	FOR	AGAINST	ABSTAIN
vote upon a proposal, for purposes of complying	☐	☐	☐
with the applicable NYSE listing requirements
(including Section 312.03 of the NYSE’s Listed Company Manual), to approve the issuance of shares of Osprey Class A common stock in accordance with the terms of the merger agreement and the PIPE documents in connection with the merger and the private placement of shares of New BlackSky Parent Class A common stock being issued at the closing of the merger (“Proposal No. 8”);

(9) The Omnibus Incentive Plan Proposal –	FOR	AGAINST	ABSTAIN
To consider and vote upon a proposal to approve	☐	☐	☐
and adopt the 2021 Equity Incentive Plan
(the “Omnibus Incentive Plan”), including the authorization of the initial share reserve under the Omnibus Incentive Plan (“Proposal No. 9”);

(10) The ESPP Proposal – To consider and	FOR	AGAINST	ABSTAIN
vote upon a proposal to approve and adopt the	☐	☐	☐
Employee Stock Purchase Plan (the “ESPP”),
including authorization of the initial share reserve under the ESPP (“Proposal No. 10”); and

(11) The Adjournment Proposal – To	FOR	AGAINST	ABSTAIN
consider and vote upon a proposal to adjourn	☐	☐	☐
the special meeting to a later date or dates, if
necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve Proposal No. 1 through Proposal No. 10 (“Proposal No. 11”).

CONTROL NUMBER

Signature                                                                      Signature, if held jointly                                                                      Date                            , 2021

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.